Exhibit 99.8

Community Meeting
_____ __, 2010
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

FORWARD-LOOKING STATEMENTS
The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Keefe, Bruyette & Woods, Inc. toll free at (___) ___-____.
This presentation contains “forward-looking statements.” You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements include, but are not limited to:
• statements of our goals, intentions and expectations;
• statements regarding our business plans, prospects, growth and operating strategies;
• statements regarding the asset quality of our loan and investment portfolios; and
• estimates of our risks and future costs and benefits.
These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

FORWARD-LOOKING STATEMENTS (continued)
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

• changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;
• general economic conditions, either nationally or in our market areas, that are worse than expected;
• competition among depository and other financial institutions;
• changes in the prices, values and sales volume of residential and commercial real estate in Georgia and Florida;
• inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
• adverse changes in the securities markets;
• our ability to enter new markets successfully and capitalize on growth opportunities;
• our ability to successfully integrate acquired entities;
• changes in consumer spending, borrowing and savings habits;
• changes in our organization, compensation and benefit plans;
• our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial business loans;
• possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;
• the level of future deposit premium assessments;
• the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;
• the impact of the current governmental effort to restructure the U.S. financial and regulatory system;
• the failure of assumptions underlying the establishment of allowance for possible loan losses and other estimates;
• changes in the financial performance and/or condition of our borrowers and their ability to repay their loans when due;
• the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and
Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and
• the factors set forth under “Risk Factors” on page __ in the Company’s prospectus for the offering.
This list of important factors is not all inclusive. We do not undertake, and specifically disclaim any obligation, to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or HeritageBank of the South.

HISTORICAL HIGHLIGHTS
¾
Began operations in 1955 as AGE Federal Credit Union
¾
Converted to a savings bank in 2001
¾
Completed initial public offering in June of 2005 through aminority offering in which 30% of the stock was sold to thepublic and the remaining 70% was owned by a mutualholding company
¾
Have expanded to 16 branch offices with an additionalbranch in Lee County targeted to open in 2011

BRANCH LOCATIONS Main Office -Albany 721 North Westover Blvd. Albany, GA 31707

MANAGEMENT TEAM
• O. Leonard Dorminey, President & Chief Executive Officer
• Carol W. Slappey, President of HeritageBank of the South
• T. Heath Fountain, Senior Vice President & Chief Financial Officer
• O. Mitchell Smith, Executive Vice President and Senior Credit Officer

TOTAL ASSETS
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$
$363,797
$413,330
$468,672
$502,058
2005 2006 2007 2008 2009 MRQ
(3/31/2010)
Number of Branches
2005 2006 2007 2008 2009 2010
5 5 6 6 7 16*
$571,948 $574,363
* A 17th branch is scheduled to open in 2011.
Note: Dollar values in thousands.

ASSET MIX Deposits at Financial Institutions 4.7% Other Assets Cash OREO 20.9% Net Loans 58.6% 0.6% Premises & Fixed Assets 3.0% Fed Funds 2.7% 5.2% 4.3% Securities At March 31, 2010

LOANS, NET
2005 2006 2007 2008 2009 MRQ
(3/31/2010)
$250,493
$272,700
$300,257 $297,537
$328,078 $336,679
$-
$50,000
$100,000
$150,000
$200,000
$250,000
$300,000
$350,000
Note: Dollar values in thousands.

LOAN PORTFOLIO MIX
Commercial,
Financial & Agri Construction & Land
6.5% Consumer & Home
13.3%
Equity
CRE
14.9%
Multifamily
6.3%
29.9%
1-4 Family
29.2%
Commercial, Construction & Land
Financial & Agri 13.0%
13.2% Consumer & Home
Equity
16.0%
CRE
25.8%
Other
1-4 Family
0.5% Multifamily 28.6%
3.0%
At December 31, 2005
At March 31, 2010

NON-PERFORMING LOANS TO TOTAL LOANS 2005 2006 2007 2008 2009 MRQ (3/31/2010) 0.34% 0.09% 1.05% 2.41% 3.48% 2.40% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0%

NON-PERFORMING ASSETS TO TOTAL ASSETS 2.05% 2005 2006 2007 2008 2009 MRQ (3/31/2010) 0.25% 0.14% 0.76% 1.87% 2.35% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5%

TOTAL DEPOSITS
$238,640
$299,189
$330,629
$338,546
$426,607 $428,403
$-
$50,000
$100,000
$150,000
$200,000
$250,000
$300,000
$350,000
$400,000
$450,000
2005 2006 2007 2008 2009 MRQ
(3/31/2010)
Note: Dollar values in thousands. Data at bank level.

DEPOSIT MIX
Transaction Accounts
Jumbo Time Transaction Accounts
Jumbo Time 12.1%
17.2% 23.2%
MMD&Savings
37.7%
24.4%
MMD&Savings
Retail Time
29.6%
21.9%
Retail Time
33.9%
At December 31, 2007
At March 31, 2010
Note: Data at bank level.

EQUITY CAPITAL
$68,984
$70,000
$68,000
$66,000
$64,000
$62,000
$60,000
$58,000
$56,000
2005 2006 2007 2008 2009 MRQ
(3/31/2010)
$62,809
$65,592
$62,213
$60,817
$61,615
Note: Dollar values in thousands.

16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
CAPITAL RATIOS
9.3%
5.0%
4.3%
14.0%
6.0%
8.0%
10.0%
5.3%
15.3%
Tier 1 Leverage Tier 1 Risk-based Total Risk-based
HeritageBank of the South Requirement
Excess
At March 31, 2010
Note: Data at bank level.

NET INTEREST MARGIN 4.16% 4.20% 3.57% 3.30% 3.34% 3.51% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 2005 2006 2007 2008 2009 MRQ (3/31/2010)

NET INCOME (LOSS) 2005 2006 2007 2008 $(262) 2009 MRQ (3/31/2010) $(1,652) $798 $2,950 $2,354 $2,921 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 Note: Dollar values in thousands.

RETURN ON AVERAGE ASSETS 0.9% 0.8% 0.7% 0.6% 0.5% 0.4% 0.3% 0.2% 0.1% 0.0% 0.83% 0.63% 0.66% -0.05% -0.34% 0.56% 2005 2006 2007 2008 2009 MRQ (3/31/2010)

RETURN ON AVERAGE EQUITY 5.18% 3.44% 4.55% -0.41% -2.62% 5.22% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 2005 2006 2007 2008 2009 MRQ (3/31/2010)

DIVIDENDS 2005 2006 2007 2008 2009 2010 $0.05 $0.20 $0.24 $0.28 $0.32 $0.36 $0.00 $0.10 $0.20 $0.30 $0.40 Note: Dividends in 2010 are annualized off of a $0.09 / share dividend paid in Q1.

POSSIBLE USE OF PROCEEDS
• To finance the acquisition of branches from other financial institutions primarily in, or adjacent to Georgia or Florida
• To finance, where opportunities are presented, the acquisition of financial institutions or other financial service companies, including FDIC-assisted transactions primarily in, or adjacent to Georgia or Florida
• To build or lease new branch facilities including our current plans to add two branch facilities by the end of 2011
• To support internal growth through lending in the communities we currently serve
• To enhance existing products and services, and support the development of new products and services, for example, investing in technology to support growth and enhanced customer service
• To invest in securities
• Other general purposes

PRO FORMA DATA
At or For the Year Ended March 31, 2010
Minimum Midpoint Maximum 15% Above
of Range of Range of Range Maximum of Range
Shares Sold in Offering 6,800,000 8,000,000 9,200,000 10,580,000
Exchange Ratio 0.8642 1.0167 1.1692 1.3445
Sale Price Per Share $10.00 $10.00 $10.00 $10.00
Gross Proceeds $68,000,000 $80,000,000 $92,000,000 $105,800,000
Pro Forma Stockholder's Equity ($000s) $119,320 $129,986 $140,653 $152,920
Pro Forma Stockholder's Equity Per Share $13.28 $12.29 $11.57 $10.94
Price/Earnings NM NM NM NM
Price/Book Ratio 75.3% 81.4% 86.4% 91.4%
Price/Tangible Book Value 75.3% 81.4% 86.4% 91.4%

SUBSCRIPTION PREFERENCE CATEGORIES
• Priority 1 – Depositors of HeritageBank of the South with a minimum of $50 on deposit at December 31, 2008
• Priority 2 – The tax qualified employee stock benefit plans of HeritageBank of the South
• Priority 3 – Depositors of HeritageBank of the South with a minimum of $50 on deposit at June 30, 2010
• Priority 4 – Depositors as of July 31, 2010
• Priority 5 – Community Offering

We thank you for your interest in Heritage Financial Group and HeritageBank of the South
NASDAQ: HBOSD (for 20 days after closing)
HBOS (following the first 20 days after closing)
Note: We expect that Heritage Financial Group’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “HBOSD” for a period of 20 trading days following the completion of this stock offering. Thereafter the trading symbol will revert to “HBOS”.